UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2016

INNOVISION LABS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Jabotinski St. POB 126

Ramat Gan 5252006

Israel

(Address of Principal Executive Offices) (Zip Code)

(855)-393-7243

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

The Board of Directors (the “Board”) of InnoVision Labs, Inc., a Nevada corporation (“we”, “us”, “our” or the “Company”), has determined that it is in the best interests of the Company and its stockholders that the Company shift its strategic focus.

As previously reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, based on our 2016 average monthly cash expenses and our cash balance as of March 31, 2016, we expect that we would require additional financing of approximately $1,700,000 for the 12 month period ending March 31, 2017, and we currently have no commitments for future external funding.

The Company has developed a non-invasive neuroscience platform technology that can potentially be utilized on computers, tablets and mobile devices in the following areas:

1.	Improvement, through visual stimulation exercises, vision sharpness and vision performance by improving the image processing function in the visual cortex of the brain. The Company used this technology in its first app, GlassesOff™, which aims to eliminate, through exercise, the dependency on reading glasses by people over the age of 40 who experience natural age-related changes in their near vision sharpness. The GlassesOff™ app is currently implemented on the Android and Apple iOS platforms (iPhone, iPod, iPad) and is available on the main app markets, such as the Apple App Store and The Google Play store.

2.	Improvement, through visual stimulation exercises, of image processing speed by improving the image processing function in the visual cortex of the brain. The Company believes that this could be used to improve the ability to process visual information faster within the context of sports or other situations requiring swift responses to visual events, such as in the military defense context. On March 3, 2016, using this technology, the Company introduced its new app, Game Vision, which is based on a sports theme.

3.	Detection, through visual stimulation tasks, of anomalies in vision performance that could potentially be attributable to certain diseases, such as glaucoma and diabetic retinopathy, as well as dyslexia and attention deficit disorders.

The Company has accumulated various intellectual property assets, including several granted patents and patents currently under examination. We have decided to modify our business strategy and currently focus on licensing our products, intellectual property and technologies or otherwise entering into partnerships, in each case with parties who have strategic interests in any of the three areas of focus outlined above. Notwithstanding this current focus, there can be no assurance that the Company will engage in any such partnerships or transactions. The Board has presently determined to continue supporting the Company’s first app, GlassesOff™. In addition, the Board has determined that, for the currently foreseeable future, it is in the best interests of the Company and its stockholders that the Company cease its independent marketing and development efforts with respect to Game Vision in an effort to reduce the Company’s use of cash and other Company resources.

Given its change in strategic focus, the Company has decided to reduce its headcount to two full-time and four part-time employees, which the Board believes will both reduce demands on the Company’s cash resources while still allowing the Company to continue to support its GlassesOff™ app.

The Company’s Chief Executive Officer and President, Mr. Nimrod Madar, Chief Scientific Officer, Dr. Uri Polat, and Chief Technology Officer, Mr. Ram Shaffir, have agreed to waive their respective salaries going forward, effective as of June 1, 2016. Mr. Shai Novik, our Chairman of the Board, has agreed to waive his annual director fee going forward, effective as of June 1, 2016.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Forward-looking statements include statements about our expectations, beliefs or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets”, “focus”, “potentially” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date such statements are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors and risks could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including those risks detailed in Item 1A “Risk Factors” contained in our most recently filed Annual Report on Form 10-K, as may be updated by our subsequently filed Quarterly Reports on Forms 10-Q. Forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVISION LABS, INC.

Date: June 1, 2016	By:	/s/ Nimrod Madar
		Name:	Nimrod Madar
		Title:	President and Chief Executive
Officer